Exhibit 3(ii)

AMENDED AND RESTATED BYLAWS
OF
THE GAP, INC.
(February 1, 2015)
ARTICLE I
OFFICES
Section 1.Registered Office.

The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.	Other Offices.

The Corporation also may have offices at such other places both within and outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS

Section 1.    Stockholders’ Meetings.

(a)Time and Place of Meetings. Meetings of the stockholders shall be held at such times and places, either within or outside the State of Delaware, as may from time to time be fixed by the Board of Directors and stated in the notices or waivers of notice of such meetings.

(b)Annual Meeting. The annual meeting of the stockholders shall be held on such date and at such time as may be designated by the Board of Directors, for the election of directors and the transaction of such other business properly brought before such annual meeting of the stockholders in accordance with these Bylaws (as they may be amended from time to time, these “Bylaws”) and within the powers of the stockholders.

(c)Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called only (i) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors constituting the whole Board of Directors or (ii) at the request in writing of stockholders owning not less than 10% of the voting power of the Corporation. Such resolution or request in writing shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of such meeting.

(d)Notice of Meetings. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation (as it may be amended from time to time, the “Certificate of Incorporation”) or these Bylaws, written notice of each meeting of the stockholders shall be given not less than ten (10) days nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote thereat, directed to such stockholder’s address as it appears upon the books of the Corporation, such notice to specify the place, date, hour and purpose or purposes of such meeting. When a meeting of the stockholders is adjourned to another time and/or place, notice need not be given of such adjourned meeting if the time and place thereof are announced at the meeting of the stockholders at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or unless after the adjournment a new record date is fixed for such adjourned meeting, in which event a notice of such adjourned meeting shall be given to each stockholder of record entitled to vote thereat. Notice of the time, place and purpose of any meeting of the stockholders may be waived in writing either before or after such meeting and will be waived by any stockholder by such stockholder’s attendance thereat in person or by proxy. Any stockholder so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

(e)Quorum. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum. If a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares entitled to vote at such meeting on the subject matter and present thereat in person or by proxy shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting of the stockholders, the presiding officer of such meeting may adjourn such meeting to another place, date or time, without notice other than announcement at such meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting of the stockholders as originally noticed. The foregoing notwithstanding, if a notice of any adjourned special meeting of the stockholders is sent to all stockholders entitled to vote thereat which states that such adjourned special meeting will be held with those present in person or by proxy constituting a quorum, then, except as otherwise required by law, those present at such adjourned special meeting of the stockholders shall constitute a quorum and all matters shall be determined by a majority of the votes cast at such special meeting.

Section 2.    Determination of Stockholders Entitled to Notice and to Vote.

To determine the stockholders entitled to notice of any meeting of the stockholders or to vote thereat, the Board of Directors may fix in advance a record date as provided in Article VII, Section 1 of these Bylaws, or if no record date is fixed by the Board of Directors, a record date shall be determined as provided by law.

Section 3.	Voting.

(a)Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, each stockholder present in person or by proxy at a meeting of the stockholders shall be entitled to one vote for each full share of stock registered in the name of such stockholder at the time fixed by the Board of Directors or by law as the record date for the determination of stockholders entitled to vote at such meeting.

(b)Every stockholder entitled to vote at a meeting of the stockholders may do so either in person or by one or more agents authorized by a written proxy executed by the person or such stockholder’s duly authorized agent whether by manual signature, typewriting, telegraphic transmission, facsimile signature or otherwise.

(c)Voting may be by voice or by ballot as the presiding officer of the meeting of the stockholders shall determine. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares voted.

(d)In advance of any meeting of the stockholders, the Board of Directors shall appoint one or more persons as inspectors of election (“Inspectors”) to act at such meeting and make a written report thereof. If Inspectors are not so appointed, or if an appointed Inspector fails to appear or fails or refuses to act at a meeting of the stockholders, the presiding officer of any such meeting may, and on the request of any stockholder or such stockholder’s proxy shall, appoint Inspectors at such meeting. Each Inspector, before entering upon the discharge of the duties of Inspector, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of such Inspector’s ability. Such Inspectors shall take charge of the ballots at such meeting. Also, such Inspectors shall (A) ascertain the number of shares outstanding and the voting power of each; (B) determine the shares represented at such meeting and the validity of proxies and ballots; (C) count all votes and ballots; (D) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors; and (E) certify their determination of the number of shares represented at such meeting, and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist the Inspectors in the performance of the duties of the Inspectors. An Inspector need not be a stockholder of the Corporation and any officer, employee, or agent of the Corporation may be an Inspector on any question other than a vote for or against such person’s election to any position with the Corporation or on any other questions in which such officer, employee, or agent may be directly interested. If there are three Inspectors, the determination, report or certificate of two such Inspectors shall be effective as if unanimously made by all Inspectors.

(e)The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting of stockholders shall be announced at the meeting. No ballot, proxies or votes, nor any revocation thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

Section 4.List of Stockholders.

The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to such meeting, during ordinary business hours, for a period of at least ten (10) days prior to such meeting, at the principal place of business of the corporation. The list also shall be produced and kept throughout the time and at the place of the meeting of the stockholders and may be inspected by any stockholder who is present.

Section 5.	Action by Consent of Stockholders.

(a)Except as otherwise restricted by law or the Certificate of Incorporation, upon the setting of a record date in accordance with Section 5(b), any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice to the stockholders and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of any corporate action taken without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(b)In order for the Corporation to determine the stockholders entitled to consent to any corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 6.Advance Notice of Stockholder Nominees and Stockholder Business.

(a)At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of the Corporation who was a stockholder of record at the time of giving of the Corporation’s notice of meeting, who is entitled to vote at the meeting and who complies with the notice requirements of this Section 6; clause (iii) of this sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and included in the Corporation's notice of meeting) before an annual meeting of stockholders.

(b)In addition to any other applicable requirements, for business (other than the nomination by a stockholder of a person for election or reelection as a director, which also requires compliance with paragraph (c) of this Section 6) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and the stockholder, or his or her representative who is qualified under Delaware law to present the business on his or her behalf, must attend the meeting to present the business. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date on which the Corporation held the preceding year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of the annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting date or, in the event public announcement of the date of such annual meeting is first made by the Corporation fewer than one hundred (100) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the business is to be brought before the meeting; (iii) the class or series and number of shares of the Corporation which are, directly or indirectly, beneficially owned by the stockholder and any such beneficial owner; (iv) any material interest of the stockholder or such beneficial owner, if any, in such business and a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with such business; (v) any other information that is required to be provided by a stockholder pursuant to Regulation 14A under the 1934 Act, in his or her capacity as a proponent of a stockholder proposal or otherwise required by the Rules and Regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the proposal; (vi) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (vii) any short interest in any security of the Corporation (for purposes of this Section 6 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (viii) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (ix) any proportionate interest in shares of the Corporation or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (x) any performance-related fees (other than an asset based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instrument, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information as specified in the foregoing clauses (i) through (x) shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership and other information as of such record date). For purposes of these Bylaws, the terms “beneficial owner” and “beneficial ownership” shall include without limitation the meanings ascribed to such terms in Rule 13d-3 (or any successor rule) under the 1934 Act.

(c)In addition to any other applicable requirements, only persons who are nominated in accordance with the requirements set forth in this paragraph (c) shall be eligible for election or reelection as directors at an annual meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice requirements set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made only after timely notice is given by the stockholder in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (b) of this Section 6. Such stockholder's notice shall set forth.

(i)    As to each person, if any, whom the stockholder intends to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for the election of directors in a contested election, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected)
(ii)    A description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder giving notice and the beneficial owner, if any, on whose behalf it is made and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Securities and Exchange Commission if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such item and the nominee were a director or executive officer of such registrant; and
(iii)    As to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 6 of this Article II.
Notwithstanding any other provision of these Bylaws, no person shall be eligible for election as a director of the Corporation at an annual meeting of stockholders unless nominated in accordance with the requirements set forth in this paragraph (c). Notwithstanding the foregoing, the Board of Directors shall not be required to solicit proxies for the election of any person the stockholder intends to nominate at the meeting. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. The Corporation may require any proposed nominee to furnish such other information in addition to that required by paragraph (c) of this Section 6 as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.
(d)Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors as specified in the notice of meeting (or any supplement thereto) or (ii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by a stockholder of the Corporation who was a stockholder of record at the time of giving of the Corporation’s notice of meeting, who is entitled to vote at the meeting and who complies with the notice requirements of this paragraph (d) of this Section 6; clause (ii) of this sentence shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraphs (b) and (c) of this Section 6 with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th day) following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(e)For purposes of this Section 6 of this Article II, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

(f)Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting or special meeting except in accordance with the requirements set forth in this Section 6; provided, however, that nothing in this Section 6 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting in accordance with such requirements. The presiding officer of the meeting of stockholders shall have the power and the duty, if the facts warrant, to determine and declare at the meeting that business, including the nomination of persons for election or reelection as directors, was not properly brought before the meeting in accordance with the requirements of this Section 6, and, if he or she should so determine, such presiding officer shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted. In such event, such non-compliant business, including any such non-compliant nomination, shall be disregarded.

(g)Any references in this Section 6 to the 1934 Act or the Rules and Regulations of the Securities and Exchange Commission are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 6. Nothing in these bylaws shall be deemed to affect any rights of a stockholder to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(h)All notices required to be given by a stockholder pursuant to this Section 6 must be in writing and delivered to the Secretary of the Corporation at the principal executive offices of the Corporation in person or by first class United States mail postage prepaid or by reputable overnight delivery service within the time limits specified in this Section 6. Any other form of communication, including without limitation facsimile transmission and email, shall not satisfy the notice requirements of this Section 6 applicable to stockholders.

ARTICLE III
BOARD OF DIRECTORS
Section 1.    General Powers.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or the Certificate of Incorporation.
Section 2.    Election of Directors.

(a)    Number of Directors and Term of Office. Except as otherwise provided in the Certificate of Incorporation, the authorized number of directors which shall constitute the whole Board of Directors of the Corporation shall be fixed from time to time by the Board of Directors, but shall not be less than three (3). The exact number of directors shall be determined from time to time, either by a resolution or Bylaw provision duly adopted by the Board of Directors. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, each of the directors of the Corporation shall be elected at the annual meeting of the stockholders and each director so elected shall hold office until such director’s successor shall be elected and shall qualify (subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office). Except as provided in Section 2(b) of this Article, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; provided, however, that at any meeting of stockholders for which the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the record date for such meeting, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of directors. If directors are to be elected by a plurality of the votes cast, stockholders shall only be permitted to vote “for” or “withhold” when voting for a nominee. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall include votes “for” and “against” a nominee and exclude “abstentions” and “broker non-votes” with respect to that nominee’s election.  The Governance and Sustainability Committee has established procedures under which any director who does not receive a majority of the votes cast shall offer to tender his or her resignation to the Board of Directors. The Governance and Sustainability Committee, or successor committee, will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results.  The director who tenders his or her resignation will not participate in the Board's decision.
(b)    Vacancies. Except as otherwise required by these Bylaws, any vacancy in the Board of Directors that results from an increase in the authorized number of directors shall be filled only by vote of a majority of the authorized number of directors constituting the whole Board of Directors, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Stockholders shall have no right to fill, or take any action to fill, any vacancy in the Board of Directors. Any director elected in accordance with this Section 2(b) shall hold office until such director’s successor shall be elected and shall qualify (subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office).

(c)    Resignation. Any director may resign from the Board of Directors at any time by giving written notice thereof to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when such resignation shall become effective shall not be so specified, then such resignation shall take effect immediately upon its receipt by the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(d)    Removal. Except as provided in the Certificate of Incorporation, any director of the Corporation may be removed from office with or without cause, but only by the affirmative vote of the holders of not less than a majority of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 3.     Meetings of the Board of Directors.

(a)    Regular Meetings. Regular meetings of the Board of Directors and committees thereof shall be held without call or notice at such times and places as the Board of Directors shall from time to time determine.
(b)    Special Meetings. Special meetings of the Board of Directors and committees thereof may be called by the Chairman of the Board of Directors, by the Chief Executive Officer, by the President, or by a majority of the members of the Board of Directors then in office, or in the case of committees, by the Chair thereof. Notice of the time and place of special meetings of the Board of Directors and committees thereof shall be given by the Secretary or an Assistant Secretary of the Corporation, or by any other officer authorized by the Board of Directors. Such notice shall be given to each director personally, by email, or by mail, messenger, telephone, facsimile transmission, overnight courier, or telegraph at such director’s business or residence address. Notice by mail shall be deposited in the United States mail, postage prepaid, not later than the third day prior to the date fixed for such special meeting. Notice by email, telephone, facsimile transmission or telegraph shall be sent, and notice given personally, by messenger or by overnight courier shall be delivered, at least twenty-four (24) hours prior to the time set for such special meeting. Notice of a special meeting of the Board of Directors or committee thereof need not contain a statement of the purpose of such special meeting.

(c)    Adjourned Meetings. A majority of directors present at any regular or special meeting of the Board of Directors or any committee thereof, whether or not constituting a quorum, may adjourn any meeting from time to time until a quorum is present or otherwise. Notice of the time and place of holding any adjourned meeting shall not be required if the time and place are fixed at the meeting adjourned.

(d)    Place of Meetings. Meetings of the Board of Directors and committees thereof, both regular and special, may be held at any place within or outside the state of Delaware which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, designated by the Board of Directors. In the absence of any such designation, meetings of the Board of Directors and committees thereof shall be held at the Corporation’s principal executive offices.

(e)    Participation by Telephone or Videoconference. Members of the Board of Directors or any committee thereof may participate in any meeting of the Board of Directors or committee through the use of conference telephone, videoconference or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

(f)    Quorum. At all meetings of the Board of Directors or any committee thereof, a majority of the authorized number of directors constituting the whole Board of Directors or serving on such committee, as applicable, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any such meeting at which there is a quorum shall be the act of the Board of Directors or such committee, except as may be otherwise specifically provided by law, the

Certificate of Incorporation or these Bylaws. A meeting of the Board of Directors or any committee thereof at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of directors so long as any action is approved by at least a majority of the required quorum for such meeting.

(g)    Waiver of Notice. The transactions of any meeting of the Board of Directors or any committee thereof, however called and noticed or wherever held, shall be as valid as if taken at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to hold such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.    Action without Meeting.

Any action required or permitted to be taken by the Board of Directors at any meeting thereof or at any meeting of a committee thereof may be taken without a meeting if all members of the Board of Directors or such committee thereof consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee thereof.

Section 5.	Compensation of Directors.

Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 6.    Committees of the Board.

(a)    Committees. The Board of Directors may, by resolution adopted by the Board of Directors, designate one or more committees of the Board of Directors, each committee to consist of one or more directors. Each such committee, to the extent permitted by law, the Certificate of Incorporation and these Bylaws, shall have and may exercise such powers of the Board of Directors in the management and affairs of the Corporation as may be prescribed by the resolutions creating such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors shall have the power, at any time for any such reason, to change the members of any such committee, to fill vacancies, and to discontinue any such committee.

(b)    Minutes of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

(c)    Limits on Authority of Committees. No committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of the State of

Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending any provision of these Bylaws; nor, unless the resolutions establishing such committee or the Certificate of Incorporation expressly so provide, shall any committee have the power or authority to declare a dividend, authorize the issuance of stock, adopt a certificate of ownership and merger, or fill vacancies in the Board of Directors.

Section 7.Chairman of the Board.

The Chairman of the Board, who shall be a member of the Board of Directors, but not an officer or employee of the Corporation, shall preside at all meetings of the Board of Directors and, subject to Article IV, shall preside at all meetings of the stockholders. The Chairman of the Board shall exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors. The Chairman of the Board shall be elected annually by the Board of Directors at its next regular meeting following the annual meeting of the stockholders and shall serve in such capacity until the next annual election of the Chairman of the Board and until his or her successor is elected or until his or her death, resignation or removal. The Chairman of the Board may be removed from this position (but not as a director) at any time, with or without cause, by the Board of Directors.
ARTICLE IV
OFFICERS
Section 1.     Officers.

(a)Number. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board of Directors may deem appropriate. The same person may hold any two or more offices, except those of President and Secretary.

(b)Election and Term of Office. The officers shall be elected annually by the Board of Directors at its next regular meeting following the annual meeting of the stockholders and each officer shall hold office until the next annual election of officers and until such officer’s successor is elected or until such officer’s death, resignation or removal. Any officer may be removed at any time, with or without cause, by the Board of Directors. Any vacancy occurring in any office may be filled by the Board of Directors.

(c)Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

(d)Salaries. The salary, bonus, and long-term incentive compensation of all executive officers of the Corporation (as defined in Rule 3b-7 of the 1934 Act) shall be fixed by the Board of Directors or a committee thereof from time to time.

Section 2.    Chief Executive Officer.

The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. In addition, the Chief Executive Officer, if then a member of the Board of Directors, shall, in the absence of the Chairman of the Board or at his or her request, preside at all meetings of the stockholders and shall exercise and perform such other powers and duties as may from time to time be assigned to the Chief Executive Officer by the Board of Directors.
Section 3.    President.

The President shall, in the absence of the Chairman of the Board and the Chief Executive Officer or at their request, preside at all meetings of the stockholders, and shall exercise and perform such other powers and duties as may from time to time be assigned to the President by the Board of Directors.
Section 4.    Chief Financial Officer.

The Chief Financial Officer, who may, but need not, be the Treasurer, shall keep and maintain adequate and correct books and records of accounts of the Corporation, and shall see that all moneys and other valuables of the Corporation are deposited in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as directed by the Board of Directors, shall render to the Chairman of the Board and the directors, whenever they request it, an account of all transactions in such officer’s official capacity and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.
Section 5.    Vice Presidents.

The Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them, respectively, by the Board of Directors, Chief Executive Officer or President.
Section 6.    Secretary and Assistant Secretaries.

The Secretary shall record or cause to be recorded, in books provided for the purpose, minutes of the meetings of the stockholders, the Board of Directors and all committees of the Board of Directors; see that all notices are duly given in accordance with the provisions of these Bylaws as required by law; in the absence of the Chairman of the Board, the Chief Executive Officer and President or at their request, preside at all meetings of the stockholders; be custodian of all corporate records (other than financial) and of the seal of the Corporation, and have authority to affix the seal to all documents requiring it and attest to the same; give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to the Secretary by the Board of Directors, Chief Executive Officer or President. At the request of the Secretary, or in the Secretary’s absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.
Section 7.    Treasurer and Assistant Treasurers.

The Treasurer shall perform all other duties commonly incident to the Treasurer’s office and shall perform such other duties and have such other powers as the Board of Directors or the Chief Financial

Officer shall designate from time to time. At the request of the Treasurer, or in the Treasurer’s absence or disability, any Assistant Treasurer may perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.
ARTICLE V
INDEMNIFICATION AND INSURANCE

Section 1.    Indemnification.

(a)    Actions, Suits or Proceedings Other Than By or in the Right of the Corporation. The Corporation shall to the fullest extent permitted by the laws of the State of Delaware indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another affiliated corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans) against all costs, charges, expenses (including attorneys’ fees), liabilities and losses, judgments, fines, amounts paid in settlement and excise taxes or penalties assessed with respect to any employee benefit or welfare plan reasonably incurred or suffered by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

(b)    Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify to the fullest extent permitted by the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another affiliated corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans), against all costs, charges, expenses (including attorneys’ fees), judgments, amounts paid in settlement and excise taxes or penalties assessed with respect to any employee benefit or welfare plan reasonably incurred or suffered by him or her or on his or her behalf in connection with such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made under this Section 1(b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

(c)    Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding any other provision of this Article V, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1(a) or 1(b) of this Article V or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

(d)    Determination of Right to Indemnification. Any indemnification under Sections 1(a) or 1(b) of this Article V (unless ordered by a court) shall be paid by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Sections 1(a) and 1(b) of this Article V. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel (who may be the regular counsel of the Corporation) in a written opinion, or (3) by the stockholders.

(e)Advancement of Costs, Charges and Expenses. Expenses (including attorneys’ fees) incurred by a director or officer referred to in Sections 1(a) or 1(b) of this Article V in defending a civil or criminal action, administrative or investigative action, suit or proceeding shall be paid by the Corporation, in advance of a determination of right to indemnification pursuant to Section 1(d) of this Article V or the final disposition of such action, suit or proceeding, upon the written request of such director or officer; provided, however, that the payment of such expenses in advance of the determination of right to indemnification or the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Section 1 of Article V; and provided further that the payment of such expenses shall not be made if a court of competent jurisdiction enters a final nonappealable judgement that such payment would violate Section 402 of the Sarbanes-Oxley Act of 2002. The Board of Directors may, in such case, authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f)Procedure for Indemnification. Any indemnification under Sections 1(a), 1(b) or 1(c) of this Article V or advance of expenses under Section 1(e) of this Article V shall be made promptly, and in any event within sixty (60) days, upon the written request of the indemnified person. The right to indemnification or advances as granted by this Section 1 of this Article V shall be enforceable by the indemnified person in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within such sixty (60) day period. Such person’s costs and expenses actually and reasonably incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 1 of this Article V where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1(a) or 1(b) of this Article V, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1(a) or 1(b) of this Article V nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(g)Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of costs, charges and expenses provided by, or granted pursuant to, this Section 1 of this Article V shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of costs, charges and expenses may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office as set forth in Sections 1(a) and 1(b) of this Article V or otherwise, and, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to hold such office and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Section 1 of this Article V shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves or served in such capacity at any time while this Section 1 of this Article V is in effect. Any repeal or modification of this Section 1 of this Article V or any repeal or modification of Section 145 of the Delaware General Corporation Law or any other law affecting the rights of directors and officers of the Corporation to indemnification shall not adversely affect any rights of any such director or officer to indemnification or the obligations of the Corporation pursuant to this Section 1, Article V, with respect to any act or omission occurring prior to the time of such repeal or modification.

(h)Indemnification of Employees and Other Agents. The Board of Directors in its discretion shall have power on behalf of the Corporation, subject to applicable law, to indemnify any person made a party to any action, suit or proceeding by reason of the fact that such person, or his or her testator or intestate, is or was an employee or other agent of the Corporation and to advance costs, charges and expenses (including attorneys’ fees) incurred by such person in defending any such action, suit or proceeding.

Section 2.    Insurance, Trust Fund, Etc.

The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person, or arising out of such person’s capacity as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of law, the Certificate of Incorporation or these Bylaws. The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent authorized or permitted by law, the Certificate of Incorporation or these Bylaws and including as a part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided in these Bylaws or elsewhere.

Section 3.    Limitations.

Notwithstanding anything contained in this Article V to the contrary, except for proceedings to enforce rights to indemnification provided by these Bylaws, the Corporation shall not be obligated to indemnify any person or advance any expenses in connection with a proceeding (or part thereof) initiated by such person or service by such person as a witness adverse to the Corporation, unless such proceeding (or part thereof) or such service was authorized by resolution of the Board of Directors.
Section 4.    Savings Clause.

If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the full extent permitted by applicable law.
ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1.    Certificates for Shares.

Unless otherwise provided by a resolution of the Board of Directors, the shares of the Corporation shall be represented by a certificate. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by or in the name of the Corporation by (a) the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and (b) the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary. Any or all of the signatures on a certificate may be by facsimile. In case any officer of the Corporation, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.
Section 2.    Transfer.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
Section 3.    Record Owner.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware or federal laws.

Section 4.    Lost Certificates.

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
ARTICLE VII
MISCELLANEOUS
Section 1.    Record Date.

(a)    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If not fixed by the Board of Directors, the record date shall be determined as provided by the laws of the State of Delaware.

(b)    A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournments of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

(c)    Holders of stock on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by law, the Certificate of Incorporation or these Bylaws.

Section 2.    Execution of Instruments.

The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other persons, to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws. Such designation may be general or confined to specific instances.
Section 3.    Voting of Securities Owned by the Corporation.

All stock and other securities of other corporations held by the Corporation shall be voted, and all proxies with respect thereto shall be executed, by the person so authorized by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or the Secretary.

Section4.    Amendments.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, make, repeal, alter, amend and rescind from time to time any or all of the Bylaws of the Corporation, including, without limitation, Bylaw amendments increasing or reducing the authorized number of directors constituting the whole Board of Directors. The affirmative vote of the holders of at least a majority of the outstanding capital stock of the Corporation having general voting power, voting together as a single class, shall be required for the Corporation’s stockholders to adopt, make, repeal, alter, amend or rescind the Bylaws of the Corporation (notwithstanding any other provision of the Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition and subject to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation).
Section 5.    Forum Selection.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action or proceeding asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or these Bylaws, or (iv) any action or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.